Exhibit 99.3

                            CANANDAIGUA BRANDS, INC.

                                Offer to Exchange
                          8 1/2% Senior Notes due 2009
                                       for
                      8 1/2% Series B Senior Notes due 2009

                Pursuant to the Prospectus dated __________, 2000


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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON,
___________, ___________, 2000, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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                                                                __________, 2000

To Our Clients:

         Enclosed for your consideration is a prospectus dated ________, 2000 (the "Prospectus") and the related letter of transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") of Canandaigua Brands, Inc., a Delaware corporation (the "Company"), to exchange (pound)75,000,000 of 8 1/2% Series B Senior Notes due 2009 (the "New Notes") that have been registered under the U.S. Securities Act of 1933 for (pound)75,000,000 of its outstanding 8 1/2% Senior Notes due 2009 (the "Old Notes") pursuant to a registration statement of which the Prospectus is a part, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated November 17, 1999, between the Company and J.P. Morgan Securities Ltd. in respect of the Old Notes.

         This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City time (10:00 p.m. London time), on _________, 2000, unless extended by the Company. Any Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the enclosed instruction form. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.

             INSTRUCTION TO REGISTERED HOLDER FROM BENEFICIAL OWNER

                            CANANDAIGUA BRANDS, INC.

                                Offer to Exchange
                          8 1/2% Senior Notes due 2009
                                       for
                      8 1/2% Series B Senior Notes due 2009

               Pursuant to the Prospectus dated ____________, 2000

To Registered Holder:

         The undersigned hereby acknowledge(s) receipt of the prospectus dated ____________, 2000 (the "Prospectus") of Canandaigua Brands, Inc., a Delaware corporation (the "Company"), and accompanying letter of transmittal (the "Letter of Transmittal") that together constitute the Company's offer (the "Exchange Offer") to exchange (pound)75,000,000 of 8 1/2% Series B Senior Notes due 2009 (the "New Notes") that have been registered under the U.S. Securities Act of 1933 for (pound)75,000,000 of its outstanding 8 1/2% Senior Notes due 2009 (the "Old Notes"). Capitalized terms used but not defined have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

         The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):


   (pound)                                   of 8 1/2% Senior Notes due 2009.
          -----------------------------------

         With respect to the Exchange Offer, the undersigned hereby instructs you (check the appropriate box):


         /_/ To TENDER the Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered (if any)):


   (pound)                                   of 8 1/2% Senior Notes due 2009.
          -----------------------------------

         /_/ NOT TO TENDER any Old Notes held by you for the account of the undersigned.

         If the undersigned instructs you to tender Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any New Notes acquired pursuant to the Exchange Offer will be obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder, (ii) neither the holder of Old Notes nor any other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. By so acknowledging that it will delivery and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                    SIGN HERE

Name of beneficial owner(s) (please print):
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Signature(s):
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Address:
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Telephone (with international dialing code):
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Taxpayer Identification or Social Security/Employer Identification Number,
if applicable:
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Date:
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